Exhibit 99.1

BIO-key International, Inc. Receives Notice of Non-Compliance from Nasdaq

Wall, NJ – April 24, 2023 – BIO-key International, Inc. (Nasdaq: BKYI), an innovative provider of workforce and customer identity and access management (IAM) solutions featuring Identity-Bound Biometrics (IBB), announced today that on April 18, 2023, it received a letter (the “Notification Letter”) from The Nasdaq Stock Market, LLC (“Nasdaq”) informing the Company that it was not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (“SEC”), due to the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Form 10-K”). The Notification Letter has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market.

The Company filed a Notification of Late Filing on Form 12b-25 on March 31, 2023, indicating that the filing of the Form 10-K would be delayed because the compilation, presentation and review of certain financial and other information required to be included in the Form 10-K could not be completed within the prescribed time period without undue hardship and expense to the Company.

The Notification Letter stated that, under Nasdaq rules, the Company has 60 calendar days to submit a plan to regain compliance with Nasdaq’s continued listing requirements. If the plan is accepted, Nasdaq may grant an extension of up to 180 calendar days from the filing’s due date, or until October 16, 2023, to regain compliance. The Company intends to file the Form 10-K with the SEC as soon as practicable and regain compliance with Nasdaq’s continued listing requirements.

About BIO-key International, Inc. (www.BIO-key.com)

BIO-key is revolutionizing authentication and cybersecurity with biometric-centric, multi-factor identity and access management (IAM) software managing millions of users. Its cloud-based PortalGuard IAM solution provides cost-effective, easy to deploy, convenient and secure access to devices, information, applications, and high-value transactions. BIO-key’s patented software and hardware solutions, with industry-leading Identity-Bound Biometric (IBB) capabilities, enable large-scale Identity-as-a-Service (IDaaS) solutions, as well as customized on premises solutions.

BIO-key Safe Harbor Statement

All statements contained in this press release other than statements of historical facts are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”). The words “estimate,” “project,” “intends,” “expects,” “anticipates,” “believes” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management’s beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe-harbor” provisions of the Act. These statements are not guarantees of future performance or events and are subject to risks and uncertainties that may cause actual results to differ materially from those included within or implied by such forward-looking statements. These risks and uncertainties include, without limitation, our history of losses and limited revenue; our ability to raise additional capital; our ability to protect our intellectual property; changes in business conditions; changes in our sales strategy and product development plans; changes in the marketplace; continued services of our executive management team; security breaches; competition in the biometric technology industry; market acceptance of biometric products generally and our products under development; our ability to execute and deliver on contracts in Africa; our ability to expand into Asia, Africa and other foreign markets; our ability to integrate the operations and personnel of Swivel Secure into our business; fluctuations in foreign currency exchange rates; the duration and severity of the current coronavirus COVID-19 pandemic and its effect on our business operations, sales cycles, personnel, and the geographic markets in which we operate; delays in the development of products and statements of assumption underlying any of the foregoing as well as other factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements whether as a result of new information, future events, or otherwise.

Engage with BIO-key:

Facebook – Corporate:	https://www.facebook.com/BIOkeyInternational/
LinkedIn – Corporate:	https://www.linkedin.com/company/bio-key-international
Twitter – Corporate:	@BIOkeyIntl
Twitter – Investors:	@BIO_keyIR
StockTwits:	BIO_keyIR

Investor Contacts:

William Jones, David Collins

Catalyst IR

BKYI@catalyst-ir.com

212-924-9800